SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ------------------

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 7, 1999



                               AVATEX CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



               1-8549                                   25-1425889
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     (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)



   5910 N. CENTRAL EXPRESSWAY, SUITE #1780                       75206
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   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                                  214-365-7450
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




                                    Page 1 of 4 Pages
                                 Exhibit Index on Page 4

Item 2.  Acquisition or Disposition of Assets
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      Avatex Corporation ("Avatex"), through four of its wholly-owned subsidiaries, owns interests in three real estate developments as described in this paragraph. National Intergroup Realty Development, Inc. ("NIRD"), owns a 1% general partnership interest and 49% limited partnership interest in Millbank Partners - Mass. Ave. Limited Partnership ("MALP"), which owns and operates a hotel located in the Thomas Circle area of Washington, D.C. National Intergroup Realty Funding, Inc. ("NIRF"), owns a 1% general partnership interest and 49% limited partnership interest in Millbank Partners - Va. Ave. Limited Partnership ("VALP"), which owns and operates a hotel located in northwest Washington, D.C. In connection with its partnership interests in VALP, NIRF also owns (i) a 50% tenant in common interest in the land located 2601 Virginia Avenue, N.W. in Washington, D.C. (the "Land"), and (ii) a ground lessor's interest in the Ground Lease dated October 5, 1994 (the "Ground Lease") between NIRF, VALP and Bles South Limited Partnership, both of which relate to the real property on which the hotel is located. National Intergroup Realty Corporation ("NIRC") owns a 49% limited partnership interest, and a wholly-owned subsidiary of NIRC, National Intergroup Realty Riva, Inc. ("NIRR"), owns a 1% general partnership interest, in Millbank Partners - Riva Limited Partnership ("RVLP"), which owns and operates a hotel and an adjoining office building located in Annapolis, Maryland.

      On March 8, 1999, Avatex, NIRD, NIRF, NIRC and NIRR (collectively, the "Companies"), entered into a letter agreement (the "Letter Agreement") with The Bernstein Companies containing the terms and conditions under which (i) NIRF and The Bernstein Companies and its affiliates ("Bernstein") will cooperate to market and sell their interests in VALP, the Land and the Ground Lease (collectively, the "Property"), and (ii) upon the sale of NIRF's interest in the Property, Bernstein will purchase NIRD's interests in MALP and NIRC's and NIRR's interests in RVLP. The Companies' approval of the Letter Agreement was subject to their receipt of an opinion with respect to the reasonable value of the Companies' interests that would be sold in the transactions contemplated by the Letter Agreement, which opinion was received by the Companies on or about March 31, 1999.

      The Letter Agreement sets forth the total amount that the Companies will receive upon the sale of the Property, irrespective of the price actually paid by a third party for the Property. On May 7, 1999, as contemplated by the Letter Agreement, VALP, NIRF and BSLP executed an Agreement of Sale to sell the Property. In accordance with the Letter Agreement, (i) VALP will redeem NIRF's interest in VALP in exchange for the transfer from VALP to NIRF of all of VALP's interest in the Property, (ii) NIRF will sell such interests, along with its 50% interest in the Land and the Ground Lease, to the purchaser under the Agreement of Sale, and (iii) NIRD will transfer its interests in MALP, and NIRC and NIRR and will transfer their interests in RVLP, to Bernstein. The Companies expect to receive a total of approximately $12 million as a result of the consummation of the transactions contemplated by the Letter Agreement, of which approximately $11.4 million will be in cash and approximately $600,000 will be in the form of a one year secured note to be executed by Bernstein. Avatex expects to recognize an approximate


                                Page 2 of 4 Pages

$6 million gain upon the closing of these transactions, which the parties anticipate will occur on or about May 27, 1999.

        The Bernstein Companies is a real estate development firm based in Washington, D.C. Melvyn J. Estrin, Co-Chairman and the Co-Chief Executive Officer of each of the Companies, is the brother of Wilma E. Bernstein and the brother-in-law of Stuart A. Bernstein, owners of The Bernstein Companies. The Avatex Board of Directors, with Mr. Estrin abstaining, has approved the transactions contemplated by the Letter Agreement.

      Reference is hereby made to the Letter Agreement dated March 8, 1999, and the Press Release, dated May 12, 1999, issued by Avatex, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits
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(c)   Exhibits

      2 Letter Agreement, dated March 8, 1999, among Avatex, National Intergroup Realty Corporation, National Intergroup Realty Development, Inc., National Intergroup Realty Funding, Inc., National Intergroup Realty Riva, Inc. and The Bernstein Companies.

      99    Press Release dated May 12, 1999, issued by Avatex Corporation.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AVATEX CORPORATION
                                                (Registrant)

                                                By: /s/ Robert H. Stone
                                                    ---------------------------
                                                    Robert H. Stone
                                                    Vice President and
                                                    General Counsel


                                Page 3 of 4 Pages

                                  EXHIBIT INDEX


    Exhibit No.                         Description
    -----------                         -----------

         2 Letter Agreement, dated March 8, 1999, among Avatex, National Intergroup Realty Corporation, National Intergroup Realty Development, Inc., National Intergroup Realty Funding, Inc., National Intergroup Realty Riva, Inc. and The Bernstein Companies.

       99         Press Release, issued by Avatex Corporation.








                                   Page 4 of 4 Pages